Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 29, 2022, relating to the financial statements and financial highlights of Polen DDJ Opportunistic High Yield Fund, a series of ALPS Series Trust, for the year ended September 30, 2022, and to the reference to our firm under the heading “Financial Highlights” in the Prospectus.

COHEN & COMPANY, LTD.

Cleveland, Ohio

July 20, 2023